SUB-ITEM 77I

Terms of New or Amended Securities

Strategic Funds, Inc.

- Global Stock Fund

- International Stock Fund

- Dreyfus U.S. Equity Fund

- Dreyfus Select Managers Small Cap Value Fund

(each, a “Fund”)

            At a meeting held on April 29, 2013, the Board of Directors of Strategic Funds, Inc. (the “Registrant”), on behalf of each Fund, approved the creation of an additional class of shares, Class Y shares, descriptions of which appear in the following document sections, which are incorporated herein by reference:

1.      The sections of each Fund’s prospectus under the headings “Fund Summary—Fees and Expenses,” "Fund Summary—Purchase and Sale of Fund Shares," "Shareholder Guide—Choosing a Share Class—Class Y Shares and “Shareholder Guide—Buying and Selling Shares—How to Buy Shares” and the Fund’s statement of additional information under the heading and "Additional Information About Shareholder Services—Exchanges," included in Post-Effective Amendment No. 90 to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 25, 2013("Amendment No. 90").

2.      The Registrant’s Rule 18f-3 Plan, filed as Exhibit (n) of Post-Effective Amendment No. 90.